UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2005 (August 29, 2005)
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HARKEN ENERGY CORPORATION
(Exact Name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	1-10262 (Commission File Number)	95-2841597 (IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas (Address of Principal Executive Offices)	76092 (Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 29, 2005, Harken Energy Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Alexandra Global Master Fund Ltd. (“Seller”), whereby the Company agreed to purchase the 50,000 shares of Harken Energy Corporation Series J Convertible Preferred Stock held by Seller. The principal terms of the Agreement require the Company to purchase the 50,000 shares of Harken Energy Corporation Series J Convertible Preferred Stock held by Seller for a cash purchase price of $5,000,000 representing the face value of such shares. The Agreement stipulates August 31, 2005 as the Closing Date.

There are no material relationships between the Company or its affiliates and Seller, other than in respect of the shares of Series J Convertible Preferred Stock held by Seller and the material definitive agreement for the repurchase of this stock that is described herein.

A full description of the terms and conditions is set forth in the Stock Purchase Agreement which is filed as an exhibit with this Current Report and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
10.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harken Energy Corporation (Registrant)

Date: August 31, 2005	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston Vice President, Secretary and General Counsel

List of Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement